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                                                                     Exhibit 1.1

                              SERENA SOFTWARE, INC.

                               6,000,000 SHARES1

                                  COMMON STOCK



                             UNDERWRITING AGREEMENT



                                                               ___________, 1999

HAMBRECHT & QUIST LLC
SG Cowen Securities Corporation
SoundView TECHNOLOGY Group, Inc.
c/o Hambrecht  & Quist LLC
One Bush Street
San Francisco, CA 94104

Ladies and Gentlemen:

         Serena Software, Inc., a Delaware corporation (herein called the Company), proposes to issue and sell 4,000,000 shares of its authorized but unissued Common Stock, $0.001 par value (herein called the Common Stock), and the stockholders of the Company named in Schedule II hereto (herein collectively called the Selling Securityholders) propose to sell an aggregate of 2,000,000 shares of Common Stock of the Company (said 6,000,000 shares of Common Stock being herein called the Underwritten Stock). The Company proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to 900,000 additional shares of Common Stock (herein called the Option Stock and with the Underwritten Stock herein collectively called the Stock). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

         The Company and the Selling Securityholders severally hereby confirm the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the Underwriters, which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

          1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (herein called the Commission) a registration statement on Form S-1 (No. 333-67761), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the Securities Act) of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

         The term Registration Statement as used in this agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a Rule 462(b) registration statement), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the Effective
Date), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement)

--------
1           Plus an option to purchase from the Company up to 900,000 additional shares to cover overallotments.


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and, in the event of any supplement or amendment to such prospectus after the
Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

         The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

          2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SECURITYHOLDERS.

               (a) The Company hereby represents and warrants as follows:

                    (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole).

                    (ii) Except as disclosed in the Prospectus, the Company owns all of the shares of capital stock of each subsidiary of the Company and each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole). All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly by the Company, fee and clear of all liens, encumbrances, equities or claims.

                    (iii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any materially adverse change in the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries (i) has entered into any material transaction or incurred any material liability or obligation, direct or contingent, not referred to in the Registration Statement and the Prospectus; (ii) has purchased any of its outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (except for repurchases of unvested Common Stock in connection with the termination of employees or consultants pursuant to customary forms of restricted stock purchase agreements); or (iii) has had any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, taken as a whole, except for the grant of stock options under the Company's equity incentive plans as described in the Prospectus and the issuance of shares of Common Stock upon exercise of such options, and otherwise in each case as described or specifically contemplated in the Registration Statement and the Prospectus.

                    (iv) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of the Stock nor instituted or, to the knowledge of the Company, threatened instituting proceedings for that purpose. The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not

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contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that none of the representations and warranties in this subparagraph (iv) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus.

                    (v) The Common Stock (including the Stock to be sold by the Selling Securityholders) outstanding prior to the issuance of the Common Stock to be sold by the Company has been duly authorized and is validly issued, fully paid and non-assessable. Except as set forth in the Prospectus and other than options to purchase shares of the Company's Common Stock granted to employees pursuant to the Company's 1997 Stock Option and Incentive Plan (herein referred to as the 1997 Plan) as described in the Prospectus, neither the Company nor any of its subsidiaries has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. All outstanding shares of capital stock and options and other rights to acquire capital stock have been issued in compliance with the registration and qualification provisions of all applicable securities laws (or applicable exemptions thereof) other than federal or state antifraud laws and were not issued in violation of any preemptive rights, rights of first refusal and other similar rights. The Stock to be sold by the Company has been duly authorized, and when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights. No further corporate action on the part of the stockholders or the Board of Directors of the Company will be required for the transfer and sale of the Stock to be sold by the Selling Securityholders or the issuance and sale of the Stock to be sold by the Company as contemplated herein.

                    (vi) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus. The form of certificates for the Stock conforms in all material respects to the corporate law of the jurisdiction of the Company's incorporation.

                    (vii) Prior to the Closing Date, the Stock to be sold by the Selling Securityholders, and the Stock to be issued and sold by the Company, will be authorized for listing by the Nasdaq National Market upon official notice of issuance.

                    (viii) The consolidated financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement ("Company Financial Statements"), present fairly the financial position and the results of operations of the Company and its subsidiaries, taken as a whole, at the indicated dates and for the indicated periods. The consolidated financial statements of Optima Software, Inc., a wholly owned subsidiary of the Company ("Optima"), together with related notes and schedules as set forth in the Registration Statement ("Optima Financial Statements"), present fairly the financial position and the results of operations of Optima and its subsidiaries, taken as a whole, at the indicated dates and for the indicated periods. The pro forma condensed combined consolidated financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement ("Pro Forma Financial Statements," which together with the Company Financial Statements and the Optima Financial Statements, are herein collectively called the "Financial Statements"), present fairly the financial position and the results of operations of the Company and its subsidiaries, taken as a whole, at the indicated dates and for the indicated periods. The Financial Statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles, consistently applied through the period involved, except as may be otherwise stated therein, and all adjustments necessary for a fair presentation of results for such periods have been made.

                    (ix) Neither the Company nor any of its subsidiaries is in violation or default under any provision of their respective charter documents or bylaws, as currently in effect, or any indenture, license, mortgage, lease, franchise, permit, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties is bound


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or may be affected, except where such violation or default would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

                    (x) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable laws and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, or by general equitable principles.

                    (xi) The execution and performance of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of, or violation of, any of the terms or provisions of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any indenture, license, mortgage, lease, franchise, permit, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties is bound or may be affected, or violate any material order, judgment, statute, rule or regulation applicable to the Company or any of its subsidiaries of any court or of any regulatory, administrative or governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective properties except where such breach, violation or default would not have a materially adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, or violate any of the provisions of the certificate or articles of incorporation or bylaws, as applicable, each as amended, of the Company or any of its subsidiaries.

                    (xii) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. The contracts so described in the Prospectus are in full force and effect on the date hereof except as disclosed therein; and neither the Company nor any of its subsidiaries nor, to the Company's knowledge any other party, is in material breach of or default under any of such contracts.

                    (xiii) The Company and its subsidiaries possess all consents, approvals, orders, certificates, authorizations and permits issued by, and has made all declarations and filings with, all appropriate federal, state or foreign governmental and self-regulatory authorities and all courts and other tribunals and all required state agencies in connection with applicable franchise laws, regulations and requirements necessary to conduct their respective businesses and to own, lease, license and use their properties in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and neither the Company nor its subsidiaries has received any notice of proceedings related to the revocation or modification of any such consent, approval, order, certificate, authorization or permit that, singly or in the aggregate, would have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                    (xiv) The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws with respect to its business as conducted and as proposed to be conducted in the Registration Statement and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company or its subsidiaries, taken as a whole. To the Company's knowledge, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related



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constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                    (xv) Neither the Company nor any of its subsidiaries owns any real properties. The Company and each of its subsidiaries has good and marketable title to all personal property that they respectively own free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement or the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its subsidiaries; and any real property and buildings held under lease by the Company or its subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries.

                    (xvi) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Stock.

                    (xvii) The Company and each of its subsidiaries owns or possesses adequate rights to use all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and, except as described in the Prospectus, neither the Company nor its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company or its subsidiaries, taken as a whole. Except as disclosed in the Prospectus, the discoveries, inventions, products or processes of the Company and its subsidiaries referred to in the Prospectus do not, to the knowledge of the Company, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by a third party, known to the Company, which such infringement or conflict could result in any material adverse effect on the business, financial condition or results of operations of the Company or its subsidiaries, taken as a whole. The expiration of any patents, patent rights or copyrights at their respective expiration dates will not have a material adverse effect on the business, financial condition or results of operations of the Company or its subsidiaries, taken as a whole.

                    (xviii) The Company is in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for with the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV or ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

                    (xix) The Company is not and, after giving effect to the offering and sale of the Stock and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                    (xx) There is no owner of any securities of the Company who has any right, not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with the filing of the Registration Statement or the sale of any shares thereunder. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Stock registered pursuant to the Registration Statement, except in each case as described in the Prospectus.

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                    (xxi) The Company and its subsidiaries have complied with
all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

                    (xxii) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principals of the United States and to maintain asset accountability;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                    (xxiii) No material labor dispute with employees of the Company or any of its subsidiaries or franchisees exists or to the knowledge of the Company is imminent, and, without conducting any independent investigation, the Company has not been notified in writing of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Except as disclosed in the Prospectus, the employment of each officer and employee of the Company and its subsidiaries is terminable at the will of the Company. To its knowledge, the Company and its subsidiaries have each complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. To the Company's knowledge, no employee of the Company or any of its subsidiaries, nor any consultant or independent contractor with whom the Company or any of its subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company or any of its subsidiaries; and to the Company's knowledge the continued employment by the Company and its subsidiaries of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company and its subsidiaries have not received any notice alleging that any such violation has occurred. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any of its subsidiaries, nor does the Company have a present intention to terminate the employment of any of the foregoing.

                    (xxiv) The Company has not offered, or caused the Underwriters to offer, Stock to any person by way of directed shares with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

                    (xxv) To the Company's knowledge, after due investigation, each of the Company's products will produce no logical or arithmetic inconsistencies when dealing with dates beyond the year 1999, except where such inconsistencies, singly or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Without limiting the foregoing, to the Company's knowledge, the Company's services and products will not materially impede the accurate processing of data, or cause programming or processing errors resulting from the rollover of two-digit year values to "00" on January 1, 2000. The foregoing does not constitute a warranty or representation that the Company's software will be capable of recording, storing, processing, calculating and displaying correct calendar dates based on software supplied by any party other than the Company, or that the Company's software will properly interact with such third party software.

                    (xxvi) The Company and each of its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged, and neither the Company nor any of such subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole, in each case except as described in or contemplated by the Prospectus.



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                    (xxvii) The Company's Canadian and German subsidiaries,
taken as a whole, are not material to the business, financial condition and results of operations of the Company and neither is a "Significant Subsidiary" as defined under Rule 1-02(w) of Regulation S-X of the Securities Act.

               (b) Each of the Selling Securityholders hereby represents and warrants as follows:

                    (i) Such Selling Securityholder has good and marketable title to all the shares of Stock to be sold by such Selling Securityholder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same hereunder, subject, in the case of such Selling Securityholder, to the rights of ChaseMellon Shareholder Services, LLC, as Custodian (herein called the Custodian), and that upon the delivery of and payment for such shares of the Stock hereunder, the several Underwriters will receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.

                    (ii) Such Selling Securityholder has duly authorized, executed and delivered, in the form heretofore furnished to the Underwriters, a Custody Agreement and Power of Attorney (the "Custody Agreement and Power of Attorney") appointing Richard A. Doerr and Robert I. Pender, Jr. as attorneys-in-fact (collectively, the "Attorneys" and individually, an "Attorney") and appointing ChaseMellon Shareholder Services, LLC as Custodian; the Custody Agreement and Power of Attorney constitutes a valid and binding agreement on the part of such Selling Securityholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; and each of such Selling Securityholder's Attorneys, acting alone, is authorized to execute and deliver this Agreement and the certificate referred to in Section 9(f) hereof on behalf of such Selling Securityholder, to determine (within the limitations therein specified) the purchase price to be paid by the several Underwriters to such Selling Securityholder as provided in Section 3 hereof, to authorize the delivery of the shares of Stock to be sold by such Selling Securityholder under this Agreement and to duly endorse (in blank or otherwise) the certificate or certificates representing such Stock or a stock power or powers with respect thereto, to accept payment therefor, and otherwise to act on behalf of such Selling Securityholder in connection with this Agreement.

                    (iii) All consents, approvals, authorizations and orders required for the execution and delivery by such Selling Securityholder of the Custody Agreement and Power of Attorney, the execution and delivery by or on behalf of such Selling Securityholder of this Agreement and the sale and delivery of the shares of Stock to be sold by such Selling Securityholder under this Agreement (other than, at the time of the execution hereof, if the Registration Statement has not yet been declared effective by the issuance of the order of the Commission declaring the Registration Statement effective and such consents, approvals, authorizations or orders as may be necessary under state or other securities or Blue Sky laws) have been obtained and are in full force and effect; such Selling Securityholder, if other than a natural person, has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be; and such Selling Securityholder has full legal right, power and authority to enter into and perform its obligations under this Agreement and such Custody Agreement and Power of Attorney, and to sell, assign, transfer and deliver the Stock to be sold by such Selling Securityholder under this Agreement.

                    (iv) Certificates in negotiable form for the shares of the Stock to be sold by such Selling Securityholder have been placed in custody under a Custody Agreement and Power of Attorney for delivery under this Agreement with the Custodian; such Selling Securityholder specifically agrees that the shares of the Stock represented by the certificates so held in custody for such Selling Securityholder are subject to the interests of the several Underwriters and the Company, that the arrangements made by such Selling Securityholder for such custody, including the Power of Attorney provided for in such Custody Agreement and Power of Attorney, are to that extent irrevocable, and that the obligations of such Selling Securityholder shall not be terminated by any act of such Selling Securityholder or by operation of law, whether by the death or incapacity of such Selling Securityholder (or, in the case of a Selling Securityholder that is not an individual, the dissolution or liquidation of such Selling Securityholder) or the occurrence of any other event; if any such death, incapacity, dissolution, liquidation or other such event should occur before the delivery of such shares of the Stock hereunder, certificates for such shares of the Stock shall be delivered by the Custodian in accordance with the terms and conditions of this



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Agreement as if such death, incapacity, dissolution, liquidation or other event had not occurred, regardless of whether the Custodian shall have received notice of such death, incapacity, dissolution, liquidation or other event.

                    (v) Such Selling Securityholder will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date and will advise one of its Attorneys and Hambrecht & Quist LLC prior to the Closing Date if any statement to be made on behalf of such Selling Securityholder in the certificate contemplated by Section 9(e) would be inaccurate if made as of the Closing Date.

                    (vi) Such Selling Securityholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Stock.

                    (vii) Such Selling Securityholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Stock that are to be sold by the Company to the Underwriters pursuant to this Agreement; such Selling Securityholder does not have, or has waived prior to the date hereof, any registration right or other similar right to participate in the offering made by the Prospectus, other than such rights of participation as have been satisfied by the participation of such Selling Securityholder in the transactions to which this Agreement relates in accordance with the terms of this Agreement; and such Selling Securityholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

                    (viii) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Securityholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not, insofar as it relates to such Selling Securityholder, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                    (ix) Such Selling Securityholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Stock.

               (c) Douglas D. Troxel (the "Founder") hereby represents and warrants to each Underwriter that the representations and warranties of the Company set forth in Section 2(a)(iv) above are true and correct.

          3.   PURCHASE OF THE STOCK BY THE UNDERWRITERS.

               (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 4,000,000 shares of the Underwritten Stock to the several Underwriters, each Selling Securityholder agrees to sell to the several Underwriters the number of shares of the Underwritten Stock set forth in
Schedule II opposite the name of such Selling Securityholder, and each of the Underwriters agrees to purchase from the Company and the Selling Securityholders the respective aggregate number of shares of Underwritten Stock set forth opposite its name in Schedule I. The price at which such shares of Underwritten Stock shall be sold by the Company and the Selling Securityholders and purchased by the several Underwriters shall be $___ per share. The obligation of each Underwriter to the Company and each of the Selling Securityholders shall be to purchase from the Company and the Selling Securityholders that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to be sold by each of the Company and the Selling Securityholders pursuant to this Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such Underwriter in
Schedule I hereto represents of the total number of shares of the Underwritten Stock to be purchased by all Underwriters pursuant to this Agreement, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

               (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company or the Selling Securityholders shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; PROVIDED, HOWEVER, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company and the Selling Securityholders shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company and the Selling Securityholders shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company and the Selling Securityholders shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or the Selling Securityholders to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or the Selling Securityholders. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

               (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to 900,000 shares in the aggregate of the Option Stock from the Company at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

          4.   OFFERING BY UNDERWRITERS.

               (a) The terms of the initial public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

               (b) The information set forth under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

          5.   DELIVERY OF AND PAYMENT FOR THE STOCK.

               (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 A.M., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Wilson Sonsini, Goodrich & Rosati, at 7:00 a.m., San Francisco time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company, the Selling Securityholders and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the Closing Date.

               (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Wilson Sonsini Goodrich & Rosati, at 7:00 a.m., San Francisco time, on the third business day after the exercise of such option.

               (c) Payment for the Stock purchased from the Company shall be made to the Company or its order, and payment for the Stock purchased from the Selling Securityholders shall be made to the Custodian, for the account of the Selling Securityholders, in each case by wire transfer or by one or more certified or official bank check or checks in same day funds. Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York 10004 on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

          It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company and the Selling Securityholders for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

          6.   FURTHER AGREEMENTS OF THE COMPANY AND THE SELLING
SECURITYHOLDERS. Each of the Company and the Selling Securityholders respectively covenants and agrees as follows:

               (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

               (b) The Company will promptly notify each Underwriter in the event of (i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information,
(ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company and the Selling Securityholders will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

               (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

               (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

               (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

               (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

               (g) During a period of three years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission.

                    (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

               (i) The Company agrees to pay all costs and expenses incident to the performance of obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. ("NASD") of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished,

(iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees. To the extent, if at all, that any of the Selling Stockholders engage special legal counsel to represent them in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Stockholder.

               (j) The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD.

               (k) The Company and each of the Selling Securityholders hereby agrees that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, the Company or such Selling Securityholder, as the case may be, will not, for a period of 180 days following the effective date of the Registration Statement, directly or indirectly, sell, lend, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options granted or to be granted under the stock option plans of the Company (the "Option Plans"), all as described in the Preliminary Prospectus, (C) options to purchase Common Stock granted or to be granted under the Option Plans, (D) the issuance of Common Stock in connection with employee subscriptions under the Company's employee stock purchase plan, and (E) in respect of any Selling Securityholder, any transfer or disposition of Common Stock for estate planning purposes (provided that any transferee shall agree in writing to be subject to the restrictions contained herein).

               (l) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and if the Company determines to do so in its reasonable judgment, disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

               (m) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          7.   INDEMNIFICATION AND CONTRIBUTION.

               (a) Subject to the provisions of paragraph (f) of this Section 7, the Company and the Selling Securityholders jointly and severally agree to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of
Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise, and the Company and the Selling Securityholders jointly and severally agree to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that (1) the indemnity agreements of the Company and the Selling Securityholders contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, (2) the indemnity agreements contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof, (3) the Founder shall only be liable under this paragraph with respect to (A) information pertaining to the Founder furnished by or on behalf of the Founder expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, (B) facts that would constitute a breach of any representation or warranty of the Founder set forth in Section 2(b) hereof, and (C) facts that would constitute a breach of any representation or warranty of such Founder set forth in Section 2(c) hereof, and (4) each of Athena Troxel, Murphy Family Trust and Roseann P. Geyer (the "Additional Selling Securityholders") shall only be liable under this paragraph with respect to (A) information pertaining to such Additional Selling Securityholder furnished by or on behalf of such Additional Selling Securityholder expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, and (B) facts that would constitute a breach of any representation or warranty of such Additional Selling Securityholder set forth in Section 2(b) hereof. The indemnity agreements of the Company, the Founder and the Additional Selling Securityholders contained in this paragraph (a) and the representations and warranties of the Company, the Founder and the Additional Selling Securityholders contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

               (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, and the Selling Securityholders from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

               (c) Each party indemnified under the provision of paragraphs (a) and (b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; PROVIDED, HOWEVER, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

               (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Securityholders and the Underwriters shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the Selling Securityholders and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

     The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph
(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

               (e) Neither the Company nor the Selling Securityholders will, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

               (f) The liability of each Selling Securityholder under the indemnity and reimbursement agreements contained in the provisions of this
Section 7 and Section 11 hereof shall be limited to an amount equal to the initial public offering price of the stock sold by such Selling Securityholder to the Underwriters. The Company and the Selling Securityholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

               (g) The term "jointly and severally" as used in the this Section 7 means that the Company's obligation is joint and several with the obligation of each of the Selling Securityholders, but that the obligation of a Selling Securityholder is several and not joint with the obligation of the Company or any other Selling Securityholder.

          8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company and the Selling Securityholders if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, or The Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company or the Selling Securityholders to the Underwriters and no liability of the Underwriters to the Company or the Selling Securityholders; PROVIDED, HOWEVER, that in the event of any such termination the Company and the Selling Securityholders agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof.

          9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company and by the Selling Securityholders of all their respective obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

               (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

               (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for the Underwriters.

               (c) You shall have received from Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company and the Selling Securityholders, an opinion, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A hereto, and if Option Stock is purchased at any date after the Closing Date, additional opinions from each such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

               (d) You shall have received an opinion from English counsel, special foreign counsel to the Company, to the effect that:

                    (i) The English subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material effect on the Company and its subsidiaries taken as a whole; and

                    (ii) All of the issued shares of capital stock of the English subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

               (e) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) neither the Company nor any of its subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required,
(vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

               (f) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (e) of this Section 9 are true and correct.

               (g) You shall have received an opinion from Cooley Godward LLP, special counsel to the Company, to the effect that (i) the information required to be set forth in the Registration Statement (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) in answer to Item 11(c) of Form S-1 is to such counsel's knowledge accurately and adequately set forth therein in all material respects and that such counsel has no reason to believe that the statements set forth in the Registration Statement relating to the litigation with Compuware Corporation under the captions "Risk Factors - Third Parties in the Future Could Assert That Our Products Infringe Their Intellectual Property Rights, Which Could Adversely Affect Our Business; There Could Be Potential Adverse Affects of the Pending Compuware Claim," "Business - Intellectual Property" and "Business - Litigation" contained, at the Effective Date, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the information not misleading, and (ii) the information required to be set forth in the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) in answer to Item 11(c) of Form S-1 is to such counsel's knowledge accurately and adequately set forth therein in all material respects and that such counsel has no reason to believe that the statements set forth in the Prospectus relating to the litigation with Compuware Corporation under the captions "Risk Factors - Third Parties in the Future Could Assert That Our Products Infringe Their Intellectual Property Rights, Which Could Adversely Affect Our Business; There Could Be Potential Adverse Affects of the Pending Compuware Claim," "Business - Intellectual Property" and "Business - Litigation" contained, as of the date of the Prospectus or at the Closing Date (or any later date on which Option Stock is purchased), any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the information not misleading.

               (h) You shall have received from KPMG Peat Marwick LLP, a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the Original Letter), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its subsidiaries which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

               (j) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

               (k) On or prior to the Closing Date, you shall have received from all stockholders and option holders (subject to such exceptions as may be agreed upon by Hambrecht & Quist LLC) agreements, in form reasonably satisfactory to Hambrecht & Quist LLC, stating that without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, such person or entity will not, for a period of 180 days following the effective date of the Registration Statement, directly or indirectly, sell, lend, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock.

     All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

     In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company and to the Selling Securityholders. Any such termination shall be without liability of the Company or the Selling Securityholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholders; PROVIDED, HOWEVER, that (i) in the event of such termination, the Company and the Selling Securityholders agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs
(i) and (j) of Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company or the Selling Securityholders to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby; but the Company and the Selling Securityholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by it of the Stock.

          10. CONDITIONS OF THE OBLIGATION OF THE COMPANY AND THE SELLING SECURITYHOLDERS. The obligation of the Company and the Selling Securityholders to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

     In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company and the Selling Securityholders by giving notice to you. Any such termination shall be without liability of the Company and the Selling Securityholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholders; PROVIDED, HOWEVER, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and
(j) of Section 6 hereof.

          11. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to their other obligations under Section 7 of this Agreement, the Company agrees to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; PROVIDED, HOWEVER, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

          12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company, the Selling Securityholders and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company, the Selling Securityholders and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

          13. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Hambrecht & Quist LLC, One Bush Street, San Francisco, California 94104; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, 500 Airport Blvd., Suite 200, Burlingame, CA 94010, Attention: Richard Doerr; and if to the Selling Securityholders, shall be mailed, telegraphed or delivered to the Selling Securityholders in care of Robert I. Pender, Jr. at Serena Software, Inc., 500 Airport Blvd., Suite 200, Burlingame, CA 94010. All notices given by telegraph shall be promptly confirmed by letter.

          14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or the Selling Securityholders or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; PROVIDED, HOWEVER, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs (i) and (j) of Section 6 hereof shall be of no further force or effect.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

         Please sign and return to the Company and to the Selling
Securityholders in care of the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company, the Selling Securityholders and the several Underwriters in accordance with its terms.

                                       Very truly yours,

                                       SERENA SOFTWARE, INC.



                                       By
                                          -------------------------------
                                              Richard A. Doerr
                                              President and CEO


                                       SELLING SECURITYHOLDERS:
                                       Douglas D. Troxel
                                       Athena Troxel
                                       Murphy Family Trust
                                       Roseann P. Geyer



                                       By
                                          -------------------------------
                                              Richard A. Doerr, Attorney-in-Fact


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

HAMBRECHT & QUIST LLC
SG COWEN SECURITIES CORPORATION
SOUNDVIEW TECHNOLOGY GROUP, INC.
By Hambrecht & Quist LLC



By
  -----------------------------------
        Managing Director

Acting on behalf of the several Underwriters, including themselves, named in Schedule I hereto.

                                   SCHEDULE I

                                  UNDERWRITERS



                                                                                                   NUMBER OF SHARES
UNDERWRITERS                                                                                       TO BE PURCHASED
------------                                                                                       ---------------

Hambrecht & Quist LLC..................................................................
SG Cowen Securities Corporation........................................................
SoundView Technology Group, Inc........................................................





                                                                                                 ---------------------

Total..................................................................................               6,000,000

                                   SCHEDULE II

                             SELLING SECURITYHOLDERS



NAME OF SELLING SECURITYHOLDERS                                                                    NUMBER OF SHARES
-------------------------------                                                                       TO BE SOLD
                                                                                                      ----------
Douglas D. Troxel                                                                                      200,000
Athena Troxel                                                                                          500,000
Murphy Family Trust                                                                                   1,070,588
Roseann P. Geyer                                                                                       229,412




                                                                                                 ---------------------

Total..................................................................................               2,000,000

                                     ANNEX A

 MATTERS TO BE COVERED IN THE OPINION OF WILSON SONSINI GOODRICH & ROSATI, P.C.
                             COUNSEL FOR THE COMPANY
                         AND THE SELLING SECURITYHOLDERS



          (i) Each of the Company and Optima has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly qualified as a foreign corporation and in good standing in each state of the United States of America in which its ownership or leasing of property requires such qualification (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole), and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; all the issued and outstanding capital stock of Optima has been duly authorized and validly issued and is fully paid and nonassessable, and is owned by the Company free and clear of all liens, encumbrances and security interests, and to the best of such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in Optima are outstanding;

          (ii) the authorized capital stock of the Company consists of
shares of Preferred Stock, of which there are outstanding          shares,
and          shares of Common Stock, $          par value, of which there are
outstanding          shares (including the Underwritten Stock plus the number
of shares of Option Stock issued on the date hereof) and such additional
number of shares, if any, as may have been issued after          and prior to
the Closing Date, pursuant to          ; proper corporate proceedings have
been taken validly to authorize such authorized capital stock; all of the outstanding shares of such capital stock (including the Underwritten Stock and the shares of Option Stock issued, if any) have been duly and validly issued and are fully paid and nonassessable; any Option Stock purchased after the Closing Date, when issued and delivered to and paid for by the Underwriters as provided in the Underwriting Agreement, will have been duly and validly issued and be fully paid and nonassessable; and no preemptive rights of, or rights of refusal in favor of, stockholders exist with respect to the Stock, or the issue and sale thereof, pursuant to the Certificate of Incorporation or Bylaws of the Company and, to the knowledge of such counsel, there are no preemptive rights, rights of first refusal or rights of co-sale with respect to the issuance of the Stock contained in any agreement to which the Company is a party that have not been satisfied or waived.

          (iii) the Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

          (iv) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and with the rules and regulations of the Commission thereunder;

          (v) such counsel have no reason to believe that the Registration Statement (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) as of its date or at the Closing Date (or any later date on which Option Stock is purchased), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (vi) the information required to be set forth in the Registration Statement in answer to Items 9 and 10 (insofar as it relates to such counsel) of Form S-1 is to such counsel's knowledge accurately and adequately set forth therein in all material respects or no response is required with respect to such Items, and the description of the Company's stock option plan and the options granted and which may be granted thereunder and the options granted otherwise than under such plan set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to said plan and options to the extent required by the Securities Act and the rules and regulations of the Commission thereunder;

          (vii) such counsel do not know of any franchises, contracts, leases, documents or legal proceedings, pending or threatened, which in the opinion of such counsel are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required;

          (viii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

          (ix) the Underwriting Agreement has been duly executed and delivered by or on behalf of the Selling Securityholders and the Custody Agreement between the Selling Securityholders and ChaseMellon Shareholder Services, LLC, as Custodian, and the Power of Attorney referred to in such Custody Agreement have been duly executed and delivered by the several Selling Securityholders;

          (x) the issue and sale by the Company of the shares of Stock sold by the Company as contemplated by the Underwriting Agreement will not result in a breach of the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries or any agreement included as an exhibit to the Registration Statement or any applicable law or regulation known by such counsel to be applicable to the Company, or so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality;

          (xi) all holders of securities of the Company having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement;

          (xii) good and valid title to the shares of Stock sold by the Selling Securityholders under the Underwriting Agreement, free and clear of all liens, encumbrances, equities, security interests and claims, has been transferred to the Underwriters who have severally purchased such shares of Stock under the Underwriting Agreement, assuming for the purpose of this opinion that the Underwriters purchased the same in good faith without notice of any adverse claims;

          (xiii) no consent, approval, authorization or order of any court or governmental agency or body is required by the Company for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters; and

          (xiv) the Stock sold by the Selling Securityholders and the Stock issued and sold by the Company will been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

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          Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or of the State of California, upon opinions of local counsel satisfactory in form and scope to counsel for the Underwriters. Copies of any opinions so relied upon shall be delivered to the Representatives and to counsel for the Underwriters and the foregoing opinion shall also state that counsel knows of no reason the Underwriters are not entitled to rely upon the opinions of such local counsel.

          In rendering its opinion with respect to matters concerning the Selling Securityholders, such counsel may rely without further inquiry upon counsel for and factual representation of the Selling Securityholders, provided that such counsel shall also state that they know of no reason the Underwriters are not justified in relying upon such counsel or representation.




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